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                                  AMENDED BYLAWS
                                        OF
                     AMERICAN FAMILY LIFE INSURANCE COMPANY

                               NOVEMBER 1, 1998


                                   ARTICLE I

                           ARTICLES OF INCORPORATION

     The Articles of Incorporation of this Corporation are hereby made a part of these Bylaws.

                                  ARTICLE II

                           MEETINGS OF STOCKHOLDERS

     Section 1. ANNUAL MEETINGS. The regular annual meeting of the Stockholders shall be held at the principal office of the Corporation in the City of Madison, Dane County, Wisconsin, on the Second Monday in February in each year. At such meeting the Stockholders shall elect Directors, as required by the Articles of Incorporation, and transact such other business as shall lawfully come before them. A written or printed notice of such meeting shall be mailed by the Secretary to each Stockholder of record, at his last known address, as shown by the Corporation's records, at least ten days before the date of such meeting.

     Section 2. SPECIAL MEETINGS. Special meetings of the Stockholders may be called by the Chairman of the Board of Directors, or shall be called by the Secretary on written request of at least three members of the Board of Directors, or by the holders of at least 10% of the outstanding stock. A written or printed notice of such meeting shall be mailed by the Secretary to each Stockholder of Record at his last known address, as shown by the Corporation's records, at least ten days before the date of such meetings. The notice shall specify the purpose of such Special Meeting, and only such matters as are specified in the notice shall be acted upon at the meeting.

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     Section 3.  INFORMAL ACTION BY STOCKHOLDERS.  Any action that may be taken at a meeting of the Stockholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Stockholders entitled to vote with respect to the subject matter thereof.

     Section 4. VOTING. Each Stockholder shall be entitled to cast one vote for each share of stock issued in his name, or for which he holds a duly executed proxy.

     Section 5. QUORUM. A quorum shall be required for the transaction of business at any meeting of the Stockholders. A quorum shall consist of such number of persons who, either in person or by proxy, represent at least one-third of the shares entitled to be voted at such meeting. If a quorum is not present, the majority of those present and qualified to vote may adjourn such meeting from time to time without notice other than by announcement at the meeting. At any adjourned meeting at which a quorum is present any business may be transacted which might have been transacted at the meeting had it been held at the time originally fixed therefor.

                                  ARTICLE III

                               BOARD OF DIRECTORS

     Section 1. NUMBER OF DIRECTORS AND TERM OF OFFICE. The number of Directors of the Corporation shall be no less than five. Directors shall be elected at the Annual Meeting of the Stockholders for a term of one year and shall serve until their successors are elected and qualified.

     Section 2. REGULAR AND SPECIAL MEETINGS. Regular meetings of the Board of Directors shall be held at the Corporation's principal office in the City of Madison, Dane County, Wisconsin, or at such other place as may be designated by the Chairman of the Board. Such meeting shall be held at least once quarterly at such times as the Directors shall designate. The Chairman of the Board at any time in his discretion, may call Special Meetings of the Directors, and he shall call a Special Meeting of the Board of Directors whenever three

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Directors shall, in writing, request him so to do. The Secretary shall give notice of all Regular and Special Meetings. Such notice shall be in writing and shall be mailed to each Director at least five days prior to holding any such meeting.

     Section 3. ANNUAL MEETING. The Annual Meeting of the Board of Directors shall be held on the same day and at the same place as the Annual Meeting of the Stockholders, and shall convene immediately after adjournment thereof. At such meeting, the Directors shall elect the Officers and Standing Committees. If for any cause the Annual Meeting of the Board of Directors shall not be held at the time and place designated, or being held, there shall be a failure to elect Officers and Standing Committees, such Officers and Committees may be elected at a Special Meeting called for such purpose or at the next Regular Meeting.

     Section 4. QUORUM. A majority of the Directors in office for the time being shall constitute a quorum for the transaction of business.

     Section 5. VACANCIES. Vacancies in the Board of Directors shall be filled by the remaining Directors. A Director elected to fill a vacancy shall serve for the unexpired term of his predecessor.

     Section 6. COMPENSATION. A Director may receive such compensation for services as is determined by resolution of the Board. A Director may also serve the Corporation in any other capacity and receive compensation therefor.

     Section 7. GENERAL POWERS. The Board of Directors shall manage and have control of the business affairs of the Corporation, and shall possess and exercise all powers usually vested in Directors of insurance companies which are consistent with the Articles of Incorporation and the laws, of the State of Wisconsin, and may accept any additional powers and privileges which any like insurance company may be authorized by the laws of the State of Wisconsin to exercise.

     Section 8. DELEGATION TO COMMITTEES. To the full extent permitted by law, the Board of Directors by resolution adopted by a majority of the full Board may designate one or more committees, appoint its members and delegate such authority to it as the Board of Directors deems appropriate.

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                                  ARTICLE IV

                                   OFFICERS

     Section 1. GENERAL OFFICERS. The General Officers of the Corporation shall be a Chairman of the Board, a President, one or more Vice Presidents, a Secretary, and a Treasurer. The President and at least one other General Officer shall be Directors of the Corporation. All Officers shall hold office for one year and until their successors are elected and qualified.

     Section 2. CHAIRMAN OF THE BOARD AND PRESIDENT. The Chairman of the Board shall preside at all meetings of the Policyholders and Board of Directors. In the absence or inability of the Chairman of the Board to act, the President shall preside at the meeting of the Policyholders and Board of Directors. The Board of Directors may designate either the Chairman or the President to be the Chief Executive Officer. In the event that the Board of Directors designates the Chairman to be the Chief Executive Officer, the President may be designated Chief Operating Officer. The President, or one of the Vice Presidents, authorized by the Board of Directors, shall sign all policies.

     Section 3. VICE PRESIDENTS. Should either the Chief Executive Officer or the Chief Operating Officer be absent or unable to act, the Board of Directors shall designate a Vice President or other Officer to discharge the duties of the vacant office with the same power and authority vested in the Chief Executive Officer or the Chief Operating Officer.

     Section 4. SECRETARY. The Secretary shall keep a record of the minutes of the meetings of the Stockholders and of the Board of Directors. He shall countersign all instruments and documents executed by the Corporation which the laws or bylaws require to be so executed; affix to instruments and documents the seal of the Corporation; keep in proper books therefor the transactions of the Corporation; and perform such other duties as usually are incident to such office.

     Section 5. TREASURER. The Treasurer, subject to the control of the Board of Directors, shall collect, receive, and safely keep all moneys, funds and securities of the Corporation, and attend to all its pecuniary affairs. He shall keep full and complete accounts and records of all his transactions, of sums

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owing to or by the Corporation, and all rents and profits in its behalf. His books of account and records shall at all reasonable times be open to the inspection of the Stockholders of the Corporation, and he shall furnish to the Stockholders at their Annual Meeting and to the Directors, whenever requested by them, such statements and reports of the same as are necessary to a full exhibit of the financial condition of the Corporation.

     Section 6. SUBORDINATE OFFICERS. Subordinate Officers appointed by the Board of Directors shall have such powers and discharge such duties as may from time to time be conferred or imposed upon them by the Board of Directors or the President.

                                   ARTICLE V

                          FUNDS OF THE CORPORATION

     Section 1. All funds of the Corporation shall be deposited or invested in such depositories or in such securities as may be authorized from time to time by the Board of Directors or appropriate committee under authorization of the Board of Directors.

     Section 2. All investments and deposits of funds of the Corporation shall be made and held in its corporate name, except that securities kept under a custodial agreement or trust arrangement with a bank or banking and trust company may be issued in the name of a nominee of such bank or banking and trust company and except that securities may be acquired and held in bearer form.

     Section 3. LOANS. All loans contracted on behalf of the Corporation and all evidences of indebtedness that are issued in the name of the Corporation shall be under the authority of a resolution of the Board of Directors. Such authorization may be general or specific.

     Section 4. CONTRACTS. The Board of Directors may authorize one or more Officers, or Agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation. Such authorization may be general or specific.

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     Section 5.  All moneys of the Corporation shall be disbursed by check, draft or written order only, and all checks and orders for the payment of money shall be signed by such Officer or Officers as designated by the Board of Directors. The Officers and employees of the Corporation handling funds and securities of the Corporation shall give surety bonds in such sums as the Board of Directors or appropriate committee may require.

     Section 6. No Director or Officer of the Corporation shall borrow money from the Corporation, or receive any compensation for selling, aiding in the sale, or negotiating for the sale of any property belonging to the Corporation, or for negotiating any loan for or by the Corporation.

                                  ARTICLE VI

                             STOCK TRANSFER BOOKS

     Section 1. The stock transfer books of the capital stock of the Corporation shall be closed for a period of twenty days preceding any Annual or Special Meeting of the Stockholders, and such stock transfer books shall also be closed on the twentieth day preceding the date fixed for the payment of dividends on said stock.

     Section 2. Transfer of stock may be made in the manner and with the effect provided by law. A person registered on the books of the Corporation as the owner of shares shall be recognized as having the exclusive right to receive dividends and to vote as such owner.

                                  ARTICLE VII

                       INDEMNIFICATION OF DIRECTORS AND OFFICERS

     To the extent permitted by law, the Corporation shall indemnify each Director and Officer of the Corporation, and his heirs, executors and administrators against all expenses and liability reasonably incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved by reason of his being or having been a Director or Officer of the

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Corporation, whether or not he continues to be a Director or Officer at the time of incurring such expenses and liabilities; such expenses and liabilities to include, but not limited to judgments, court costs, and attorneys' fees and the cost of settlements. The Corporation shall not, however, indemnify such Director or Officer with respect to matters as to which he shall be finally adjudged in any such action, suit, or proceeding to have been liable for willful misconduct in the performance of his duties as such Director or Officer. In the event a settlement or compromise is effected, indemnification may be had only if the Board of Directors shall have been furnished with an opinion of counsel for the Corporation to the effect that such settlement or compromise is in the best interests of the Corporation and that such Director or Officer is not liable for willful misconduct in the performance of his duties with respect to such matters, and, if the Board shall have adopted a resolution approving such settlement or compromise. The foregoing right of indemnification shall not be exclusive of other rights to which any Director or Officer may be entitled as a matter of law.

                                 ARTICLE VIII

                             CORPORATE DIVIDENDS

     The Board of Directors may from time to time declare dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles of Incorporation.

                                 ARTICLE IX

                          PARTICIPATION IN SURPLUS

     Such contracts of life insurance as may be issued by the Corporation upon the participating basis shall be issued upon the principal of full participation annually by policyholders in surplus accumulations resulting from such business, subject to the following provisions. As respects such participating business: Each policy class shall be charged annually only with actual losses and expenses properly chargeable thereto, including contingency reserves as may be

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deemed necessary, and such sums as may be apportioned to the account of
Stockholders subject to any legal limitation of a state in which such policies or contracts are issued or delivered.

                                  ARTICLE X

                               CORPORATE SEAL

     The Board of Directors shall provide a corporate seal which shall be circular in form, and shall have inscribed thereon the name of the Corporation and the state or incorporation, and the words "Corporate Seal."

                                  ARTICLE XI

                                  FISCAL YEAR

     The fiscal year shall be set by the Board of Directors.

                                  ARTICLE XII

                   ADOPTION, AMENDMENT AND REPEAL OF BYLAWS

     The Board of Directors or the Stockholders, at any meeting of either, by majority vote, may adopt additional Bylaws or amend, or repeal any or all of these Bylaws, provided such purpose is included in the notice of the meeting.